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Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in the Registration Statements of MDU Communications International, Inc. on Form S-8 (No. 333-45982) of our report dated November 18, 2001 on our audit of the consolidated financial statements of MDU Communications International, Inc. for the year ended September 30, 2001, appearing in the Annual Report on Form 10-KSB of MDU Communications International, Inc. for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia

December 20, 2001

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CONSENT OF DELOITTE & TOUCHE LLP